UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2003

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-692	46-0172280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Dakota Avenue Sioux Falls, South Dakota		57104
(Address of principal executive offices)		(Zip Code)

(605) 978-2908
(Registrant’s telephone number, including area code)

Item 5.                                                           Other Events

On September 9, 2003, NorthWestern Corporation (the “Company”) issued a press release announcing that it has received formal notification, dated September 9, 2003, from the New York Stock Exchange (NYSE) indicating that the Company was not in compliance with the NYSE’s continued listing standards with respect to the average closing price of its common stock.  The Company previously announced on August 22, 2003 that the NYSE had previously notified the Company that it was not in compliance with the NYSE’s continued listing standards with respect to total market capitalization and stockholders’ equity.  The Company further announced that it is must notify the NYSE within 10 business days of receipt of the notification of its intent to cure the deficiency or be subject to suspension and delisting procedures, however, no assurances can be given that the Company will be able to develop a plan to demonstrate compliance.  The press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.                                                           Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release of NorthWestern Corporation dated September 9, 2003

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Gary G. Drook
Gary G. Drook
President and Chief Executive Officer

Date: September 9, 2003

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release of NorthWestern Corporation dated September 9, 2003

* filed herewith